Exhibit 99.1

Perrigo Announces Strategic Organizational Update to Drive Sustainable Growth and Performance

Company to Scale and Optimize Global Category-Led, Market Activation Growth Model

Roberto Khoury, EVP & President Consumer Self-Care International (CSCI), Appointed to New Position

of EVP & Chief Commercial Officer to Lead Global Market Activation

Triona Schmelter, EVP & President Consumer Self-Care Americas (CSCA), to Leave Organization

July 1, 2025 – Dublin, Ireland — Perrigo Company plc (NYSE: PRGO), a leading global provider of Consumer Self-Care Products, today announced that it is scaling and optimizing its proven growth model—anchored in global Category Leadership and Market Activation—across the organization to enhance agility, accelerate innovation, and drive long-term sustainable growth. This organizational alignment advances Perrigo’s multi-year Stabilize, Streamline and Strengthen (‘Three-S’) plan and reflects operational readiness across the Company.

“This is an important next step forward for Perrigo,” said Patrick Lockwood-Taylor, President and CEO. “By aligning our organization around global categories and empowering market activation, we are positioning Perrigo to drive long-term performance with deeper customer and consumer engagement. This move links the organization to our strategy of scaling more molecules, more efficiently, to more consumers across more markets. This alignment is not just about structure—it’s about performance, purpose and unlocking the full potential of our people and our portfolio.”

Key Highlights of Our Category-Led, Market Activation Growth Model:

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Streamlining for Long-Term Sustainable Growth: This alignment enhances speed, agility and scalability, while reducing bureaucracy. It enables Perrigo to serve more consumers across a broader range of price points.

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Growth Model Already Delivering Strong Results: This is not a new direction. Perrigo has already realized measurable success with this model in its CSCI business and increasingly in its CSCA business, including accelerated regulatory milestones, digital activations and go-to-market strategies that have captured market opportunities and driven share gains.

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Unlocking the Full Potential of Our Portfolio: This alignment is designed to unlock value from both brand and store brand portfolios, creating new opportunities for growth, innovation and efficiency. Perrigo is centralizing and enhancing its global brand-building capabilities to deliver self-care solutions that consumers want—powered by deep insights, preferred innovation and impactful marketing. Execution will be driven by market-empowered activation, commercial go-to-market excellence and strong customer relationships.

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Aligning Leadership to Deliver Execution Excellence: To support this alignment, including category strategy execution, go-to-market excellence and global demand generation across all regions, Roberto Khoury has been appointed EVP and Chief Commercial Officer. Mr. Khoury has a strong track record of success leading Perrigo’s CSCI business and will play a key role in aligning commercial functions with the new global category model. Mr. Khoury will assume responsibility for operating results in both CSCI and CSCA and will partner closely with David Ball, EVP and Chief Brand and Digital Officer, who is responsible for global category leadership.

•	Financial Guidance Unchanged: This alignment does not impact our full-year 2025 adjusted EPS guidance or reporting segments.

As part of this alignment, the roles of EVP and President CSCI and EVP and President CSCA will be discontinued. Triona Schmelter will depart the organization and be available on a consultative basis until October 31, 2025. Perrigo extends its sincere gratitude for her leadership and contributions over the past two years, including the launch of Opill® which was a significant inflection point for CSCA and women’s reproductive health in the U.S.

“I want to recognize Triona’s contributions in navigating the complexities of the infant formula market and strengthening our store brand position. We wish her all the best in her future endeavors,” added Lockwood-Taylor.

This alignment will follow all applicable information and consultation processes, as legally required, and is expected to be implemented over the coming months.

About Perrigo

Perrigo Company plc is a leading pure-play self-care company with over a century of experience in providing high-quality health and wellness solutions to consumers primarily in North America and Europe. As a pioneer in the over-the-counter (OTC) self-care market, Perrigo offers trusted self-care solutions that can be used without the need for a prescription, ensuring accessibility and choice for consumers across molecules, dosage forms and value tiers.

Perrigo’s unique business model leverages its complementary businesses, where cash-generative store brand private label offerings fuel investments for leading brands, including Opill®, Mederma®, Compeed®, EllaOne®, and Jungle Formula®.

For more information, visit www.perrigo.com.

Forward-Looking Statements

This press release includes, and the matters discussed in Perrigo’s upcoming earnings release will include certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements involve known and unknown risks, uncertainties and other factors—many of which are beyond the Company’s control—that may cause the actual results, performance or achievements of the Company to be materially different from its current expectations, assumptions, estimates and projections. Interested persons are urged to consult the Company’s filings with the United States Securities and Exchange Commission, available at https://investor.perrigo.com/sec-filings, for a discussion of the Company’s business and financial condition and certain material trends, risks, uncertainties and other factors relating thereto, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2024.

Perrigo Contact

Bradley Joseph, Vice President, Global Investor Relations & Corporate Communications, (269) 686-3373, E-mail: bradley.joseph@perrigo.com

Nicholas Gallagher, Senior Manager, Global Investor Relations & Corporate Communications, (269) 686-3238, E-mail: nicholas.gallagher@perrigo.com